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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-194389

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated September 22, 2014

PROSPECTUS  SUPPLEMENT
(To prospectus dated March 7, 2014)

4,000,000 Shares

Common Stock

              W. P. Carey Inc. is a leading global net-lease real estate investment trust that provides long-term sale-leaseback and build-to suit financing solutions for companies worldwide. We are offering for sale 4,000,000 shares of our common stock, $0.001 par value per share.

              Our shares of common stock trade on the New York Stock Exchange under the symbol "WPC." On September 19, 2014, the last sale price of our shares of common stock as reported on the New York Stock Exchange was $67.99 per share. Our board of directors declared a quarterly cash dividend of $0.94 per share of common stock, payable on October 15, 2014 to stockholders of record at the close of business on September 30, 2014. This offering is expected to close on or prior to such record date, and therefore purchasers of common stock in this offering that take delivery of such stock on the closing date and continue to hold the stock as of the close of business on September 30, 2014 will receive this dividend on October 15, 2014.

              Investing in our common stock involves risk. Before making a decision to invest in our common stock, you should carefully read the information under the heading "Risk Factors" beginning on page S-7 of this prospectus supplement and in the reports that we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

              We have granted the underwriters an option to purchase up to an additional 600,000 shares of our common stock from us at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discount will be $                and the total proceeds to us, before expenses, will be $                .

              Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The shares of common stock will be ready for delivery on or about September     , 2014.

BofA Merrill Lynch

Citigroup

Wells Fargo Securities

The date of this prospectus supplement is September     , 2014.

              You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents or such other dates as may be specified herein or therein. Our business, financial condition, liquidity, results of operations, adjusted funds from operations ("AFFO") and prospects may have changed since those respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes certain terms of the shares of common stock and the offer and sale of the shares of common stock. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time, some of which does not apply to the shares of common stock or this offering. If there is a conflict between the descriptions of the shares of common stock or this offering in this prospectus supplement and those in the accompanying prospectus, the descriptions in this prospectus supplement shall control.

              Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein and therein will be deemed to have been modified or superseded to the extent that a statement subsequently contained in this prospectus supplement or the accompanying prospectus, in any free writing prospectus we may provide to you in connection with this offering, or in any document we file with the United States Securities and Exchange Commission (the "SEC") under or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that also is incorporated by reference into this prospectus supplement and the accompanying prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering, together with the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as described under the heading "Where you can find more information; Incorporation by reference" beginning on page S-46 of this prospectus supplement.

              You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, accounting, legal or tax advice. You should consult your own counsel, accountants and other advisors for investment, accounting, legal, tax and related advice regarding an investment in our common stock. We are not making any representation to you regarding the legality of an investment in our shares of common stock by you under applicable investment or similar laws.

              Unless the context otherwise requires or as otherwise specified, references in this prospectus to "W. P. Carey," the "Company," "we," "us," or "our" refers to W. P. Carey Inc. and its consolidated subsidiaries and predecessors.

FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain information that is based on our current expectations, our estimates and forecasts, projections about our future performance, our business, our beliefs and our management's assumptions and other matters, and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These forward-looking statements relate to matters such as discussions regarding capital markets; tenant credit quality; general economic outlook; our corporate strategy; statements regarding estimated or future economic performance, including our underlying assumptions; statements that we make regarding our ability to remain qualified for taxation as a real estate investment trust ("REIT"); our expectations regarding our ability to structure acquisitions for ourselves and on behalf of the publicly held, non-traded REIT affiliates that we manage; the amount and timing of any future dividends, including those that we are required to make in order to maintain our REIT qualification; the benefits of our January 2014 merger with Corporate Property Associates 16—Global Incorporated; our existing or future leverage and debt service obligations; our future prospects for growth; our future capital expenditure levels; our historical and anticipated funds from operations; our future financing transactions; our estimates of growth; and our plans to fund our future liquidity needs; and are generally identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.

              The information under the caption "Risk Factors" contained herein and in our Annual Report on Form 10-K for the year ended December 31, 2013 and in subsequent reports filed by us with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, and other similar statements contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference herein and therein, identify important factors with respect to forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition, liquidity, results of operations, AFFO and prospects.

              In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will in fact transpire. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on forward-looking statements as a prediction of future results. We do not undertake any obligation to update or revise any forward-looking statements except as required by applicable law. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

SUMMARY

              The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. Before making a decision to invest in shares of our common stock, you should carefully read this entire prospectus supplement, including the matters set forth under the caption "Risk Factors," the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus.

 The Company

              W. P. Carey is a self-managed real estate investment trust and a leading global owner and manager of commercial properties, primarily net leased to companies on a long-term basis. As of June 30, 2014, we owned a diversified global investment portfolio that included full or partial ownership interests in 686 net lease properties located in 16 countries, with an occupancy rate of 98.5% and a weighted average remaining lease term of 8.6 years.

              Our owned real estate portfolio is diversified by property type, tenant industry and geographic location. It is comprised primarily of single-tenant industrial, warehouse/distribution, office or retail facilities that are essential to our corporate tenants' operations. Our corporate tenants operate in a wide variety of business sectors, providing additional diversification to the portfolio. Furthermore, as of June 30, 2014, approximately two-thirds of our contractual minimum annualized base rent ("ABR") was from properties located in the United States and approximately one-third was from properties located outside the United States, primarily in Western and Northern Europe.

              Most of our net leases specify a base rent with scheduled rent increases (either fixed or tied to inflation) and require the tenant to pay substantially all of the costs associated with operating and maintaining the property. We actively manage our real estate portfolio to mitigate risk with respect to changes in tenant credit quality and the likelihood of lease renewal.

              In addition to the lease revenues from our owned real estate portfolio, we earn fee revenue by advising publicly held, non-traded REIT affiliates (the "Managed REITs") through our investment management business. As of June 30, 2014, we managed approximately $8.2 billion of total assets on behalf of the Managed REITs.

Recent Developments

CPA®:16—Global Merger

              In January 2014, we completed a merger with one of our publicly held, non-traded REIT affiliates, Corporate Property Associates 16—Global Incorporated ("CPA®:16—Global"), pursuant to which CPA®:16—Global merged with and into one of our wholly-owned subsidiaries, in a transaction valued at approximately $3.9 billion. As consideration for the merger, we issued approximately 30.7 million shares of our common stock to CPA®:16—Global stockholders. Immediately prior to the merger, CPA®:16—Global's portfolio was comprised of full or partial ownership interests in 325 leased properties (substantially all of which were net leased with a weighted average remaining lease term of 10.4 years) and two hotel properties. We believe that the benefits of the merger include increased portfolio diversification, a continued shift in the portion of our revenues attributable to stable lease revenue and simplification of our financial statements by consolidating CPA®:16—Global's joint ventures and our prior ownership in CPA®:16—Global. The merger also increased our size and equity market capitalization, and reinforced our position as a leading investment manager in the non-traded REIT space with the 15th successful liquidation of one of our Managed REITs.

Investment Activity

              During the six months ended June 30, 2014, we acquired assets with an aggregate purchase price of approximately $89 million and structured acquisitions on behalf of the Managed REITs with an aggregate purchase price of approximately $934 million. Approximately $527 million of the acquisitions structured on behalf of the Managed REITs were for Corporate Property Associates 17—Global Incorporated or Corporate Property Associates 18—Global Incorporated, which invest primarily in commercial properties net leased to single tenants. The remaining $407 million of acquisitions were structured on behalf of Carey Watermark Investors Incorporated, which invests in lodging and lodging-related properties. Subsequent to June 30, 2014, we acquired one asset in Europe for $114 million, which is net leased to Total E&P Norge AS for approximately 17 years, and one asset in the United States for $47 million, which is net leased to Bose Corporation for approximately 11 years, and structured acquisitions on behalf of the Managed REITs with an aggregate purchase price of approximately $90 million.

              For the year ending December 31, 2014, we anticipate structuring acquisitions on behalf of the Managed REITs with an aggregate purchase price of between approximately $1.4 billion and $2.0 billion. We currently expect that the majority of the remaining aggregate acquisitions to be structured by us on behalf of the Managed REITs will occur in the three months ending December 31, 2014. As a result, we anticipate that the reduced acquisition activity for the three months ending September 30, 2014 will cause our AFFO for the third fiscal quarter of 2014 to be lower relative to each of the first two fiscal quarters of 2014. No assurance can be given that we will meet our current aggregate annual expectations with respect to structuring acquisitions on behalf of the Managed REITs. See "Risk Factors", beginning on page S-7 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a more detailed discussion.

Disposition Activity

              We have an active capital recycling program that seeks to extend our average remaining lease term, improve tenant credit quality and increase the portion of our assets that are essential to our corporate tenants' operations. As part of our capital recycling program, during the six months ended June 30, 2014, we sold 22 properties located in the United States and two properties located outside of the United States for aggregate proceeds of approximately $298.3 million. Properties sold during this period included 11 industrial properties, six office facilities, three sports facilities, two warehouse/distribution facilities, a retail facility and a hotel.

Unsecured Note Offering

              In March 2014, we issued $500.0 million aggregate principal amount of our 4.600% Senior Unsecured Notes, due on April 1, 2024.

Dividends

              We have increased our cash dividend each year since becoming a publicly traded company in 1998 and have increased our quarterly cash dividend from $0.65 to $0.94 per share of common stock, or $0.29 per share, since converting to a REIT in September 2012. On September 18, 2014, we increased our quarterly cash dividend per share of common stock by $0.04 to $0.94, which equates to an annualized rate of $3.76 per share and marked our 54th consecutive quarterly cash dividend increase. This dividend will be paid on October 15, 2014, to stockholders of record at the close of business on September 30, 2014. This offering is expected to close on or before such record date, and therefore purchasers of our common stock that take delivery of such stock on the closing date and continue to hold such common stock as of the close of business on September 30, 2014, will receive the dividend. Our current annualized cash dividend represents a yield of approximately 5.53% based on the closing price of our common stock on the New York Stock Exchange of $67.99 on September 19, 2014.

Unsecured Credit Facility

              In January 2014, we amended and increased our $450.0 million unsecured revolving credit facility and $175.0 million term loan facility to provide for borrowings of up to $1.25 billion, comprised of a $1.0 billion unsecured revolver and a $250.0 million unsecured term loan (the "Senior Unsecured Credit Facility"). The revolver matures in January 2018 and may be extended by a one-year period at our option, subject to certain conditions. The term loan matures in January 2016 and may be extended by two one-year periods at our option, subject to certain conditions. At our election, the principal amount available under the Senior Unsecured Credit Facility may be increased by up to an additional $500.0 million, subject to certain conditions.

 The Offering

Issuer	W. P. Carey Inc.
Common Stock Offered by Us	4,000,000 shares (4,600,000 shares if the underwriters exercise their option to purchase additional shares in full)
Common Stock to be Outstanding After this Offering	103,414,166 shares(1)
Use of Proceeds

The net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $            (or approximately $            if the underwriters exercise their option to purchase additional shares of our common stock in full).

We intend to use the net proceeds from this offering to repay certain indebtedness, including amounts outstanding under our Senior Unsecured Credit Facility, to fund potential future acquisitions and for general corporate purposes. See "Use of Proceeds" in this prospectus supplement.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our Senior Unsecured Credit Facility and will receive their proportionate share of the net proceeds from this offering used to reduce such indebtedness. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.

Restrictions on Ownership and Transfer

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended (the "Code"), our charter contains ownership and transfer restrictions relating to our stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus for additional information about these restrictions.

Risk Factors

Investing in our common stock involves risk and purchasers of our common stock may lose their entire investment. See "Risk Factors", beginning on page S-7 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange Symbol	"WPC"

(1)
The number of shares of our common stock outstanding after this offering is based on 99,414,166 shares of our common stock outstanding as of September 19, 2014 and excludes: (a) 600,000 shares of our common stock issuable upon the exercise of the underwriters' option to purchase additional shares; and (b) 5,062,148 shares of our common stock issuable in the future under the W. P. Carey Inc. 1997 Share Incentive Plan, the W. P. Carey Inc. 1997 Non-Employee Directors' Incentive Plan, the W. P. Carey Inc. 2009 Share Incentive Plan, the W. P. Carey Inc. 2009 Non-Employee Directors' Incentive Plan and our Employee Stock Purchase Plan.

RISK FACTORS

              Investing in our common stock involves risk. In addition to the risks incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before you decide to invest in our common stock. The risks and uncertainties included or incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our business, financial condition, liquidity, results of operations, AFFO and prospects. The realization of any of these risks could have a material adverse effect on our business, financial condition, liquidity, results of operations, AFFO and prospects, as well as our ability to pay dividends to our common stockholders and service our indebtedness. As a result, the trading volume and market price of our common stock may decline and you may lose part or all of your investment.

The trading volume and market price of shares of our common stock may be adversely impacted by various factors.

              The trading volume and market price of our common stock may fluctuate significantly and be adversely impacted in response to a number of factors, including:

  •
  actual or anticipated variations in our operating results, AFFO or liquidity, or those of our competitors;

  •
  changes in our dividend policy;

  •
  publication of research reports about us, our competitors, our tenants or the REIT industry;

  •
  changes in market valuations of similar companies;

  •
  speculation in the press or investment community;

  •
  our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

  •
  increases in market interest rates, which may lead investors to demand a higher dividend yield for our common stock and would result in increased interest expense on our debt;

  •
  adverse market reaction to the amount of maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof;

  •
  adverse market reaction to any additional indebtedness we incur or equity or equity-related securities we issue in the future;

  •
  changes in our credit ratings;

  •
  actual or perceived conflicts of interest;

  •
  additions or departures of key management personnel;

  •
  our compliance with generally accepted accounting principles and policies;

  •
  our compliance with the listing requirements of the New York Stock Exchange;

  •
  the financial condition, liquidity, results of operations and prospects of our tenants;

  •
  failure to maintain our REIT qualification or exclusion from registration under the Investment Company Act of 1940, as amended;

  •
  actions by institutional stockholders;

  •
  speculation in the investment community or the press;

  •
  general market and economic conditions, including the current state of the credit and capital markets; and

  •
  the realization of any of the other risk factors presented in our most recent Annual Report on Form 10-K or subsequent reports that we file with the Securities and Exchange Commission that, in each instance, are incorporated by reference into this prospectus supplement and the accompanying prospectus.

This offering may be dilutive and there may be future dilution related to our common stock.

              Giving effect to the issuance of shares of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected earnings per share and our AFFO per share for the year ending December 31, 2014. The actual amount of dilution, if any, cannot be determined at this time and will be based upon numerous factors. Additionally, subject to the 90 day lock up restrictions described in "Underwriting (Conflicts of Interest)—No Sales of Similar Securities," we are not restricted from issuing additional securities, including common stock, securities that are convertible into, exchangeable or exercisable for common stock, preferred stock or any substantially similar securities, in the future. Future issuances or sales of substantial amounts of our common stock may result in dilution in our earnings per share and AFFO per share and/or adversely impact the market price of our common stock.

Future issuances or sales of our common stock may cause the market price of our common stock to decline.

              The issuance or sale of substantial amounts of our common stock, whether, in the case of a sale, directly by us or in the secondary market, the perception that such issuances or sales of common stock could occur or the availability for future issuance or sale of shares of our common stock, or securities convertible into or exchangeable or exercisable for our common stock, could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities.

Volatility and disruption in capital markets could materially and adversely impact us.

              The capital markets may experience extreme volatility and disruption, which could make it more difficult to raise capital. If we cannot access capital or if we cannot access capital upon favorable terms, we may be required to liquidate one or more investments in properties at times that may not permit us to realize the maximum return on those investments, which could also result in adverse tax consequences to us. Moreover, market turmoil could lead to an increased lack of consumer confidence and widespread reduction of business activity generally, which may materially and adversely impact us, including our ability to acquire and dispose of properties.

Our outstanding indebtedness and future indebtedness that we may incur expose us to the risk of default and could materially and adversely affect the market price of our common stock.

              As of June 30, 2014, we had approximately $3.8 billion of outstanding consolidated indebtedness. Upon completion of this offering and the application of the net proceeds therefrom as described under "Use of Proceeds," assuming such proceeds are initially used to reduce amounts outstanding under our Senior Unsecured Credit Facility, we will have approximately $        of outstanding consolidated indebtedness. However, we may incur significant additional debt in the future.

Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

  •
  our cash flow may be insufficient to meet our required principal and interest payments in respect of our debt and our other business needs;

  •
  debt service requirements and financial covenants relating to our indebtedness may eliminate or otherwise limit our ability to pay dividends to our common stockholders at our current level, or at all, or necessary to maintain our REIT qualification;

  •
  we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon acquisition opportunities or meet operational needs;

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  we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of the maturing indebtedness;

  •
  increases in interest rates would likely increase the interest expenses on our future fixed rate debt, and because a portion of our outstanding debt bears interest at variable rates, increases in interest rates would increase our future interest expense;

  •
  we may be unable to hedge our debt, counterparties may fail to honor their obligations under any of our hedge agreements, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any of our hedge agreements, we would be exposed to then-existing market rates of interest and future interest rate volatility;

  •
  we may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

  •
  we may default on our debt obligations, which would likely permit the acceleration of such debt and possibly other debt with cross-default provisions, and secured lenders may foreclose on our collateral; and

  •
  we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations.

The occurrence of any of these events could materially and adversely affect us. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

Future issuances of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing common stockholders and may be senior to our common stock for the purposes of making distributions, periodically or upon liquidation, may negatively affect the market price of our common stock.

              In the future, we may issue debt or equity securities or incur additional borrowings. Upon our liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. If we incur debt in the future, our future interest costs could increase and adversely affect our liquidity, AFFO and results of operations. We are not required to offer any additional equity securities to existing common stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of our common stock. Our preferred stock, if issued, would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders. Because our decision to issue additional debt or equity securities or incur additional borrowings in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future issuances of debt or equity securities or our incurrence of additional borrowings will negatively affect the market price of our common stock.

There can be no assurance that we will be able to maintain cash dividends and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to pay dividends to holders of our common stock.

              Our ability to continue to pay dividends in the future may be adversely affected by the risk factors described in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We can give no assurance that we will be able to maintain dividends, and certain agreements relating to our borrowing may, under certain circumstances, prohibit or otherwise restrict our ability to pay dividends to our common stockholders. We can give no assurance that rents from our properties will increase, or that future acquisitions will increase our cash available for distribution to stockholders. In addition, all dividends are declared at the discretion of our board of directors and depend on our earnings, our financial condition, maintaining our REIT status, contractual limitations relating to our indebtedness, Maryland law and other factors our board of directors deems relevant from time to time.

              Future dividends, if any, are expected to be based upon our AFFO, financial condition, cash flows and liquidity, debt service requirements, capital expenditure requirements for our properties, financing covenants and applicable law. If we do not have sufficient cash available to pay dividends, we may need to fund the shortage out of working capital or revenues from future acquisitions, if any, or borrow to provide funds for such dividends, which would reduce the amount of funds available for real estate investments and increase our future interest costs. Our inability to pay dividends, or to pay dividends at expected levels, could adversely impact the per share trading price of our common stock.

Revenue from our investment management operations is subject to volatility, which may cause our earnings and AFFO to fluctuate.

              Revenue from our investment management operations is dependent in large part on future capital raising in existing or future managed entities, as well as on our ability to make investments that meet the investment criteria of these entities, both of which are subject to uncertainty with respect to capital market and real estate market conditions. This uncertainty creates volatility in our earnings and AFFO because of the resulting fluctuation in transaction-based revenue. Investment management revenue may be affected by factors that include not only our ability to increase the Managed REITs' portfolio of properties under management, but also changes in valuation of those properties, as well as sales of the Managed REIT properties. In addition, revenue from our investment management operations, including our ability to earn performance revenue, as well as the value of our holdings of the Managed REITs' interests and dividend income from those interests, may be significantly affected by the results of operations of the Managed REITs. The revenue payable under each of our current investment advisory agreements is subject to certain limitations based on a formula tied to the assets and income of that Managed REIT, which may limit the growth of our investment management revenue. Furthermore, our ability to earn revenue related to the disposition of properties is primarily tied to providing liquidity events for the Managed REIT investors. Our ability to provide such liquidity, and to do so under circumstances that will satisfy the applicable subordination requirements, will depend on market conditions at the relevant time, which may vary considerably over a period of years.

              For the year ending December 31, 2014, we anticipate structuring acquisitions on behalf of the Managed REITs with an aggregate purchase price of between approximately $1.4 billion and $2.0 billion. Based upon our current acquisition pipeline, we expect to consummate a number of acquisitions on behalf of the Managed REITs prior to the end of 2014 sufficient to meet our expectations regarding structuring acquisitions on behalf of the Managed REITs for the year ending December 31, 2014. However, we currently expect that the aggregate value of the acquisitions structured by us on behalf of the Managed REITs during the three months ending September 30, 2014 will be somewhat lower as compared to our acquisition activity on behalf of the Managed REITs during each of the first two fiscal quarters of 2014, which will cause our AFFO for the third fiscal quarter of 2014 to be lower as compared to each of the first two fiscal quarters of 2014. While we have a current pipeline of acquisition opportunities for the Managed REITs, there can be no assurance that these opportunities will lead to consummated acquisitions prior to December 31, 2014, or at all, or that we will meet our current expectations with respect to structuring acquisitions on behalf of the Managed REITs from our current pipeline of acquisition opportunities or future acquisition opportunities, which would adversely affect our earnings and AFFO for the year ending December 31, 2014.

Affiliates of the underwriters may receive benefits in connection with this offering.

              Affiliates of certain underwriters are lenders under our Senior Unsecured Credit Facility and we intend to use at least a portion of the net proceeds from this offering to repay a portion of the outstanding balance of this indebtedness. As a result, these affiliates will receive their proportionate share of the net proceeds from this offering used to reduce such indebtedness. Due to the fact that such underwriters have an interest in the successful completion of this offering beyond the underwriting discount they will receive, a conflict of interest exists. These interests may influence the decision regarding the terms and circumstances under which this offering is completed.

Your investment has various U.S. federal income tax risks.

              Although the provisions of the Code generally relevant to an investment in shares of our common stock are described in "Additional Material U.S. Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Considerations" in the accompanying prospectus, we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

OUR PORTFOLIO

Geographic Diversification

              Information regarding the geographic diversification of our net-leased properties as of June 30, 2014 is set forth below:

Diversification by Geography
(in thousands, except percentages)

	Total Portfolio(1)
Region	ABR	Percent of ABR	Square Footage	Percent of Total Square Footage
U.S.
East	$118,162	18.5%	16,806	20.5%
West	117,510	18.3%	11,511	14.1%
South	114,898	17.9%	16,549	20.2%
Midwest	80,932	12.6%	13,113	16.0%

U.S. Total	431,502	67.3%	57,979	70.8%

International
Germany	68,975	10.8%	7,009	8.6%
France	52,956	8.3%	8,461	10.4%
Finland	33,716	5.3%	2,133	2.6%
Poland	18,576	2.9%	1,827	2.2%
Other(2)	34,668	5.4%	4,406	5.4%

International Total	208,891	32.7%	23,836	29.2%

Total	$640,393	100.0%	81,815	100.0%

(1)
Excludes our four operating properties.

(2)
Includes assets in the United Kingdom, the Netherlands, Hungary, Spain, Belgium, Sweden, Canada, Mexico, Thailand, Malaysia and Japan.

Property Diversification

              Information regarding the property diversification of our net-leased properties as of June 30, 2014 is set forth below:

Diversification by Property Type
(in thousands, except percentages)

	Total Portfolio(1)
Property Type	ABR	Percent of ABR	Square Footage	Percent of Total Square Footage
Office	$176,453	27.5%	10,341	12.6%
Industrial	161,864	25.3%	30,271	37.0%
Warehouse / Distribution	126,953	19.8%	24,860	30.4%
Retail	90,044	14.1%	7,718	9.4%
Self Storage	31,852	5.0%	5,143	6.3%
Other Properties(2)	53,227	8.3%	3,482	4.3%

Total	$640,393	100.0%	81,815	100.0%

(1)
Excludes our four operating properties.

(2)
Includes hospitality, education, sports, theater, residential and unoccupied land.

Tenant Industry Information

              Information regarding the tenant industry diversification of our net-leased properties as of June 30, 2014 is set forth below:

Diversification by Tenant Industry
(in thousands, except percentages)

	Total Portfolio(1)
Industry Type(2)	ABR	Percent of ABR	Square Footage	Percent of Total Square Footage
Retail Trade	$131,915	20.6%	16,919	20.7%
Electronics	64,277	10.0%	4,724	5.8%
Chemicals, Plastics, Rubber and Glass	37,018	5.8%	6,428	7.9%
Healthcare, Education and Childcare	34,071	5.3%	2,733	3.3%
Business and Commercial Services	33,916	5.3%	2,512	3.1%
Automobile	33,640	5.3%	5,851	7.1%
Construction and Building	30,341	4.8%	8,077	9.9%
Beverages, Food and Tobacco	29,857	4.7%	5,395	6.5%
Media: Printing and Publishing	25,383	4.0%	2,759	3.4%
Buildings and Real Estate	20,704	3.2%	3,343	4.1%
Machinery	20,147	3.1%	2,742	3.3%
Transportation—Cargo	19,959	3.1%	2,197	2.7%
Insurance	16,601	2.6%	972	1.2%
Federal, State and Local Government	16,214	2.5%	620	0.8%
Hotels and Gaming	16,100	2.5%	1,036	1.3%
Telecommunications	15,494	2.4%	908	1.1%
Leisure, Amusement and Entertainment	14,660	2.3%	769	0.9%
Consumer Non-Durable Good	13,678	2.1%	2,585	3.2%
Grocery	12,355	1.9%	1,198	1.4%
Transportation—Personal	11,356	1.8%	1,825	2.2%
Aerospace and Defense	8,658	1.4%	1,119	1.4%
Mining, Metals and Primary Metal Industries	8,012	1.3%	1,455	1.8%
Textiles, Leather and Apparel	7,336	1.1%	1,773	2.2%
Other(3)	18,701	2.9%	3,875	4.7%

Total	$640,393	100.0%	81,815	100.0%

(1)
Excludes our four operating properties.

(2)
Based on the Moody's Classification System and information provided by the tenant.

(3)
Includes rent from tenants in the following industries: consumer and durable goods, banking, forest products and paper, consumer services and utilities.

Top Ten Tenants

              Information regarding our top ten tenants by contribution to ABR as of June 30, 2014 is set forth below:

Top Ten Tenants
(in thousands, except percentages)

Tenant	ABR	Percent of ABR
Hellweg Die Profi-Baumarkte GmbH & Co. KG	$42,355	6.6%
Carrefour France SAS	33,140	5.2%
U-Haul Moving Partners Inc. / Mercury Partners, LP	31,853	5.0%
OBI Group	18,576	2.9%
Marcourt Investments Inc. (Marriott Corporation)	16,100	2.5%
True Value Company	14,775	2.3%
UTI Holdings, Inc.	14,529	2.3%
Advanced Micro Devices	12,769	2.0%
The New York Times Company	11,726	1.8%
Dick's Sporting Goods, Inc.	11,639	1.8%

Total	$207,462	32.4%

Rent Escalations / Participating Rent

              Information regarding the contractual rent escalations or participating rent in the leases relating to our net-leased properties as of June 30, 2014 is set forth below:

Contractual Rent Increases / Participating Rent
(in thousands, except percentages)

	Total Portfolio(1)
Increase Type	ABR	Percent of ABR	Square Footage	Percent of Total Square Footage
CPI—Uncapped	$281,602	44.0%	35,195	43.0%
CPI—Capped	161,994	25.3%	19,685	24.1%
Fixed	158,358	24.7%	22,454	27.4%
Other(2)	20,754	3.2%	1,248	1.5%
None	17,685	2.8%	3,233	4.0%

Total	$640,393	100.0%	81,815	100.0%

(1)
Excludes our four operating properties.

(2)
Includes additional rent based upon tenant revenue.

Lease Expiration

              Information regarding the lease expirations of our net-leased properties as of June 30, 2014 is set forth below:

Lease Expiration Schedule
(in thousands, except percentages)

	Total Portfolio(1)
Year of Lease Expiration(2)	ABR	Percent of ABR	Square Footage	Percent of Total Square Footage
Remaining 2014	$6,922	1.1%	775	0.9%
2015	21,062	3.3%	2,005	2.5%
2016	25,061	3.9%	2,937	3.6%
2017	20,192	3.2%	3,243	4.0%
2018	72,957	11.4%	8,367	10.2%
2019	46,245	7.2%	4,336	5.3%
2020	33,967	5.3%	3,624	4.4%
2021	46,247	7.2%	7,330	9.0%
2022	62,354	9.7%	8,694	10.6%
2023	47,321	7.4%	5,627	6.9%
2024	79,667	12.4%	12,299	15.0%
2025	17,772	2.8%	2,219	2.7%
2026	18,467	2.9%	2,497	3.1%
2027	36,999	5.8%	5,380	6.6%
Thereafter	105,160	16.4%	11,245	13.7%
Vacant	—	0.0%	1,237	1.5%

Total	$640,393	100.0%	81,815	100.0%

(1)
Excludes our four operating properties.

(2)
Assumes tenant does not exercise renewal option.

Debt Maturity

              Information regarding our debt maturities as of June 30, 2014 is set forth below:

Debt Maturity Schedule(1)
(in thousands, except number of properties)

Year of Maturity	Number of Properties	ABR	Balloon Payment at Maturity	Total Outstanding Balance(2)	Weighted Average Interest Rate
Non-recourse Debt
Remaining 2014	14	$31,616	$194,368	$196,694	3.3%
2015	12	19,939	144,910	144,458	4.9%
2016	106	41,692	237,247	266,723	5.7%
2017	89	102,585	624,354	685,676	5.2%
2018	34	53,987	292,343	337,841	5.3%
2019	11	16,383	51,450	67,843	6.2%
2020	22	39,153	201,876	249,216	5.2%
2021	11	20,416	89,920	116,934	5.9%
2022	30	42,388	210,776	261,963	5.2%
2023	26	38,738	123,300	197,247	5.1%
2024	24	21,237	7,936	83,891	5.9%
Thereafter	24	28,098	46,495	133,317	6.0%

Total Non-recourse Debt	403	$456,232	$2,224,975	$2,741,803	5.2%
Recourse Debt
Senior Unsecured Notes (due April 1, 2024)				498,255	4.6%
Senior Unsecured Credit Facility—Term Loan (maturity: January 31, 2016)(3)				250,000	1.4%
Senior Unsecured Credit Facility—Revolver (maturity: January 31, 2018)(4)				226,700	1.2%

Total Pro Rata Debt Outstanding				$3,716,758	4.6%

(1)
Debt maturity data includes our pro rata share of debt incurred by our joint ventures.

(2)
Total outstanding balance includes balloon payments, scheduled amortization and unamortized premium, net.

(3)
We have two options to extend the maturity date of our Senior Unsecured Credit Facility—Term Loan Facility by one year, subject to satisfaction of certain conditions.

(4)
We have an option to extend the maturity date of our Senior Unsecured Credit Facility—Revolver by one year, subject to the satisfaction of certain conditions.

USE OF PROCEEDS

              We anticipate that the net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $                 million (or approximately $                 million if the underwriters exercise their option to purchase additional shares of our common stock in full). We intend to use the net proceeds from this offering to repay certain indebtedness, including amounts outstanding under our Senior Unsecured Credit Facility, to fund potential future acquisitions and for general corporate purposes.

              Affiliates of certain of the underwriters are lenders under our Senior Unsecured Credit Facility and will receive their proportionate share of the net proceeds from this offering used to reduce such indebtedness. See "Underwriting—Conflicts of Interest."

CAPITALIZATION

              The following table sets forth our capitalization (i) on an actual basis; (ii) as adjusted to reflect the balance of our Senior Unsecured Credit Facility as of September 19, 2014, which includes borrowings thereunder relating to two acquisitions completed after June 30, 2014 for an aggregate purchase price of $161 million, as well as increases or decreases based on our normal course of operations and other developments with respect to our business after June 30, 2014; and (iii) as further adjusted to reflect the impact of our issuance and sale of 4,000,000 shares of our common stock in this offering (assuming the underwriters' option to purchase 600,000 additional shares of our common stock is not exercised), after deducting the estimated underwriting discount and other offering expenses payable by us, and the application of the net proceeds therefrom to reduce amounts outstanding under our Senior Unsecured Credit Facility. You should read this table together with our unaudited financial statements and related notes for the six months ended June 30, 2014, as well as management's discussion and analysis thereof, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

	As of June 30, 2014 (unaudited in thousands)
			As further adjusted(1)
(In thousands, except share and per share data)	Actual	As adjusted
Debt:
Non-recourse debt	$2,823,415	$2,823,415		$2,823,415
Unsecured revolving credit facility	226,700	343,100
Unsecured term loans	250,000	250,000		250,000
4.600% Senior Notes due 2024	498,255	498,255		498,255

Total Debt	$3,798,370	$3,915,770	$

Stockholders' Equity:
Common stock, par value $0.001 per share; 450,000,000 shares authorized; 100,424,204 shares issued and 99,379,788 shares outstanding on an actual and as adjusted basis; 104,424,204 shares issued and 103,379,788 shares outstanding on an as further adjusted basis	$100	$100	$
Additional paid-in capital	4,024,039	4,024,039
Distributions in excess of accumulated earnings	(327,460)	(327,460)		(327,460)
Deferred compensation obligation	30,624	30,624		30,624
Accumulated other comprehensive income (loss)	14,215	14,215		14,215
Less, treasury stock at cost	(60,948)	(60,948)		(60,948)

Total Stockholders' Equity	$3,680,570	$3,680,570	$
Non-controlling interests	150,993	150,993		150,993

Total Capitalization	$7,629,933	$7,747,933	$

(1)
Assumes no exercise of the underwriters' option to purchase additional shares.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following is a summary of the material federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock. The law firm of DLA Piper LLP (US) has acted as counsel and reviewed this summary. For purposes of this section titled "Material Federal Income Tax Considerations," references to "we," "our" and "us" mean only W. P. Carey Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of Treasury, rulings and other administrative pronouncements issued by the United States Internal Revenue Service (the "IRS") and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus supplement. This summary is also based upon the assumption that we will operate our Company and our subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  partnerships and trusts;

  •
  persons subject to the alternative minimum tax;

  •
  persons who hold our stock on behalf of other persons as nominees;

  •
  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "constructive ownership transaction," "synthetic security" or other integrated investment;

  •
  "S" corporations; and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  except to the extent discussed below, tax-exempt organizations and foreign investors.

              This summary assumes that investors will acquire and hold their shares of our common stock as a capital asset, which generally means as property held for investment.

              The consequences regarding the acquisition, holding and disposition of shares of our common stock depend in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, and local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of W. P. Carey Inc.

              We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

              The law firm of DLA Piper LLP (US) is acting as our tax counsel and has provided an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code from February 15, 2012, our date of incorporation, through our taxable year ended December 31, 2013 and that our present and proposed organization, ownership and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we believe that we have been organized and operated and intend to continue to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion of DLA Piper LLP (US) is expressed as of the date issued. DLA Piper LLP (US) has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

              Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

              As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under the section titled "—Requirements for REIT Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See the section below titled "—Failure to Qualify."

              Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate and distribute currently is taxed only at the stockholder level upon distribution to our stockholders.

              Most domestic stockholders that are individuals, trusts or estates are taxed on qualified corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See the section titled "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

              Any net operating losses and other tax attributes of ours generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See the section titled "—Taxation of Stockholders."

              If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains;

  •
  we may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses;

  •
  if we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below;

  •
  if we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); net income from the sale or operation of the property (other than income otherwise qualifying as rents from real property and certain other income that qualifies under the 75% gross income test) may be subject to corporate income tax at the highest applicable rate (currently 35%);

  •
  if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income;

  •
  if we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we would be subject to an excise tax (in that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure);

  •
  if we should fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed and (2) the amounts of income from the taxable year we retained and upon which we paid income tax at the corporate level;

  •
  we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for REIT Qualification—General";

  •
  a 100% tax may be imposed on transactions between us and a taxable REIT subsidiary ("TRS") (as described below) that do not reflect arm's-length terms;

  •
  if we acquire appreciated assets from a corporation that is not a REIT and is taxable under subchapter C of the Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a specified period (as of 2014, this period is ten years) following their acquisition from the subchapter C corporation; and

  •
  the earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are taxable as subchapter C corporations.

              In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification—General

              The Code defines a REIT as a corporation, trust or association:

                           (i)  that is managed by one or more trustees or directors;

                          (ii)  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

                        (iii)  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

                         (iv)  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

                          (v)  the beneficial ownership of which is held by 100 or more persons;

                         (vi)  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

                        (vii)  which meets other tests described below, including with respect to the nature of its income and assets.

              The Code provides that conditions (i) through (iv) must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during a corporation's initial tax year as a REIT. In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

              To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of common stock. To do so, we must demand written statements each year from the record holders of significant percentages of our common stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

              In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our taxable year-end, thereby satisfy this requirement.

              The Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Subsidiary Entities

Ownership of Partnership Interests

              If we are a partner in an entity that is treated as a partnership for federal income tax purposes, U.S. Department of Treasury Regulations provide that we are deemed to own our proportionate share of the partnership's assets and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries

              If we own a corporate subsidiary that is a qualified REIT subsidiary (a "QRS"), that subsidiary is generally disregarded for federal income tax purposes and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation, other than a TRS (as described below), that is directly or indirectly (through other disregarded entities) wholly owned by a REIT. Other entities that are wholly owned by us, including single member, domestic limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

              In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Foreign Assets and Subsidiaries

              With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for federal income tax purposes, including the 75% and 95% gross income tests summarized herein, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute "real estate foreign exchange gains" under Section 856(n)(2) of the Code and will thus be excluded from the 75% and 95% gross income tests summarized above.

              In addition, we own interests in entities that are both TRSs and "controlled foreign corporations" for federal income tax purposes, and we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations, whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor's own officers or staff of employees. We believe, however, that our controlled foreign corporations generally do not satisfy this active rental exception, and as a result, we may recognize material amounts of Subpart F Income. Based on advice of counsel, we believe that that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we do not believe our Subpart F income qualifies under the 75% gross income test.

REIT Subsidiaries

              Some of our subsidiaries may also be taxable as REITs. Provided such entities qualify as REITs under the Code, our equity in such entities will be a qualifying REIT asset under the quarterly REIT asset tests described below, and any dividends and/or gain on disposition of such equity will be qualifying REIT gross income under both the 75% and 95% gross income tests discussed below.

Taxable REIT Subsidiaries

              We will jointly elect with certain of our U.S. and non-U.S. subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.

              We are not generally treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands and we treat the distributions paid to us from such taxable subsidiary, if any, as income, gain or return of capital, as applicable. This treatment can affect our income and asset test calculations, as described below. Because we do not generally include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we will use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Income Tests

              In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," distributions received from other REITs, and gains from the sale of real estate assets (including REIT shares), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., generally income that qualifies under the 75% income test described above), as well as other dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

              We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. For purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: "real estate foreign exchange gain" and "passive foreign exchange gain." Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. In all cases, we intend that any foreign currency transactions will be structured in a manner that will not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

              Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

              To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

              Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent generally must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue and that meets certain other requirements or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the income from such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

              We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

              If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

              At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

              Second, the value of any one issuer's "securities" (defined to exclude "real estate assets") that we own (other than a TRS or QRS) may not exceed 5% of the value of our total assets.

              Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 10% asset tests do not apply to securities of TRSs and QRSs and the 10% asset test by value does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test by value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code, as well as our equity interest in the partnership, if any.

              Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

              Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a "security" for purposes of the 10% asset test by value, as explained below).

              Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (1) $50,000 per failure, and (2) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

              In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

              Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% asset test by value, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

              We believe that our holdings of securities and other assets comply with the foregoing REIT asset requirements and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor of Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor, qualify as "straight debt" securities or qualify for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

              Some of our assets will consist of goodwill. We do not expect the value of any such goodwill to be significant, and, in any event, to negatively impact our compliance with the REIT asset tests.

              No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

              If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

              In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

                           (i)  the sum of

                      (1)   90% of our "REIT taxable income," computed without regard to our net capital gains and the dividends paid deduction, and

                      (2)   90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

                          (ii)  the sum of specified items of non-cash income.

              We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for dividends to provide a tax deduction for us, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

              To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

              To the extent that we have available net operating losses carried forward from prior REIT tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

              If we should fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (1) the amounts actually distributed and (2) the amounts of income for the taxable year we retained and on which we have paid corporate income tax.

              It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

  •
  "residual interests" in a real estate mortgage investment conduit or taxable mortgage pools;

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  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

              In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

              We may be able to rectify a failure to pay sufficient dividends for any year by paying "deficiency dividends" to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

Failure to Qualify

              If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in "Income Tests" and "Asset Tests."

              If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct dividends to stockholders in any year in which we do not qualify to be taxed as a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at qualified dividend rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

              Our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner, such as a financing arrangement or loan for federal income tax purposes. Even if our sale-leasebacks are treated as secured loans, for purposes of the REIT asset tests and the 75% gross income test, each "loan" would likely be considered to be collateralized by real property to the extent of the fair market value of the underlying property. As a result, we believe that we would continue to meet the REIT assets tests and gross income tests. It is possible, however, that if one or more of our leases were recharacterized as a financing, the recharacterization of one or more of these transactions could cause us to fail to satisfy the REIT asset tests or gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned as a result of such recharacterization, and such failure could result in our failing to qualify as a REIT. In addition, if one or more of our leases were recharacterized as a loan, tax attributes associated with the ownership of real property—principally depreciation—would not be available to us, and the timing of our income inclusion would be affected. These changes in amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization could cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Prohibited Transactions

              Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

              Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

              We and our subsidiaries may enter into hedging transactions with respect to interest rate and foreign currency exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Department of Treasury Regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of Treasury Regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

              In this section, the phrase "domestic stockholder" means a holder of shares of our common stock that for federal income tax purposes is:

  •
  a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate, the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

              If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

    Distributions

              So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% federal rate) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  qualified dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

              Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

              Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholders generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholders of record on a specified date in any such month will be treated as both paid by us and received by the stockholders on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

              To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

    Dispositions of our stock

              In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

              If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that may not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

              Passive activity losses and investment interest limitations—Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. If we make dividends to non-corporate domestic stockholders, the dividends will be treated as investment income for purposes of computing the investment interest limitation. However, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the domestic stockholder elects to treat such amounts as ordinary income for federal income tax purposes.

              Certain domestic stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our common stock.

Taxation of Non-U.S. Holders

              The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to certain non-U.S. holders. A "non-U.S. holder" is any person other than a domestic stockholder or an entity treated as a partnership for federal income tax purposes.

              The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

    Ordinary dividends

              The portion of distributions received by non-U.S. holders that (i) is payable out of our earnings and profits, (ii) is not attributable to our capital gains and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. We generally plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

  •
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate with us; or

  •
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

              Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income (i.e., certain income from taxable mortgage pools or REMIC residual interests) allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

              Subject to the discussion below, in general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

    Non-dividend distributions

              Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder's proportionate share of our earnings and profits, plus (ii) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

    Capital gain distributions

              Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries ("USRPI capital gains") will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under "—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder's U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, (in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain), or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

              A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. The shares of our common stock are listed on the New York Stock Exchange under the symbol "WPC."

    Dispositions of our stock

              Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock could be treated as a USRPI if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor we expect to meet this 50% test.

              Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.

              In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable U.S. Department of Treasury Regulations, on an established securities market, a non-U.S. holder's sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period.

              If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

    Wash sales

              In general, special wash sale rules apply if a stockholder owning more than 5% of our common stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our common stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our common stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. holders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. holders.

    Estate tax

              If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to federal estate tax.

Foreign Accounts

              The Hiring Incentives to Restore Employment Act (the "HIRE Act") imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding and certification requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the "Foreign Account Tax Compliance Act" or "FATCA."

              As a general matter, and among other things, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. The requirements under FATCA may be modified by an intergovernmental agreement between the United States and another country. The withholding tax described above apply (i) currently to dividends on our shares and (ii) to payments of gross proceeds from a sale or other disposition of our shares beginning on January 1, 2017. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

              Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt employee pension trust do not automatically constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (e.g., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

              Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

              In certain circumstances, a pension trust that owns more than 10% of our stock by value could be required to treat a percentage of its distributions as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a "pension-held REIT."

              Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

              We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholders who fails to certify its non-foreign status.

              We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

              Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's federal income tax liability provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

              The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of Treasury. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

    State, Local and Foreign Taxes

              We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own real property assets located in numerous jurisdictions and will be required to file tax returns in some of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

UNDERWRITING (CONFLICTS OF INTEREST)

              Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

Total	4,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

              Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $        per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

              The expenses of this offering, not including the underwriting discount, are estimated at $        and are payable by us.

Option to Purchase Additional Shares

              We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 600,000 additional shares of our common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

              We, and our executive officers and directors, have agreed not to sell or transfer any shares of common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, for 90 days after the date of this prospectus supplement, without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any shares of our common stock;

  •
  sell any option or contract to purchase any shares of our common stock;

  •
  purchase any option or contract to sell any shares of our common stock;

  •
  grant any option, right or warrant for the sale of any shares of our common stock;

  •
  otherwise dispose of or transfer any shares of our common stock;

  •
  file, request or demand that we file, or otherwise cause to be filed, as applicable, a registration statement related to shares of our common stock; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, other agreement or other transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise.

              This lock-up provision also applies to securities convertible into or exchangeable or exercisable for shares of our common stock. It also applies to common stock and such other securities owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (i) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

New York Stock Exchange

              Our common stock is listed on the New York Stock Exchange under the symbol "WPC."

Price Stabilization, Short Positions

              Until the distribution of the shares of our common stock in this offering is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of this offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the price of our common stock or preventing or retarding a decline in the price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

              In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

              Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citibank, N.A., an affiliate of Citigroup Global Markets Inc. and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC and affiliates of certain of the other underwriters are lenders under our Senior Unsecured Credit Facility and will receive their proportionate share of the net proceeds from this offering used to reduce such indebtedness. Due to the fact that such underwriters have an interest in the successful completion of this offering beyond the underwriting discount they will receive, a conflict of interest exists.

Other Relationships

              In addition to the relationships described above under "—Conflicts of Interest," some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of shares to the public may be made in that Relevant Member State other than:

    A.
    to any legal entity that is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

              provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (i) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (ii) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

              The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of the shares that are the subject of this offering may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer of shares to the public" in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

              The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

              We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

              This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA and may not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus, nor taken steps to verify the information set forth herein or therein, and has no responsibility for the prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

LEGAL MATTERS

              Certain legal matters regarding the shares of common stock offered hereby will be passed upon for us by DLA Piper LLP (US). Sidley Austin LLP will act as counsel for the underwriters.

EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to W. P. Carey Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, the audited historical financial statements of Corporate Property Associates 16—Global Incorporated included in Exhibit 99.1 of W. P. Carey Inc.'s Current Report on Form 8-K dated March 7, 2014, and the audited historical financial statements of Corporate Property Associates 15 Incorporated included in Exhibit 99.1 of W. P. Carey Inc.'s Current Report on Form 8-K dated October 19, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

              Our filings with the SEC are also available to the public on our website at www.wpcarey.com. However, the contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

              We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

              As described in the accompanying prospectus under the caption "Where you can find more information; Incorporation by reference," we have incorporated by reference into this prospectus supplement and the accompanying prospectus specified documents that we have filed or may file with the SEC prior to the termination of this offering. However, notwithstanding anything in this prospectus supplement or the accompanying prospectus to the contrary, no document, exhibit or information, or any portion thereof, that we have "furnished" or may in the future "furnish" to (rather than "file" with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

              This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2014, filed on August 7, 2014 and for the quarter ended March 31, 2014, filed on May 9, 2014;

  •
  our Definitive Proxy Statement filed with the SEC on April 30, 2014;

  •
  our Current Reports on Form 8-K (excluding any information furnished therein) filed on January 13, 2014 (as amended on January 15, 2014), January 24, 2014, January 27, 2014 (regarding Item 5.07 only), January 29, 2014, February 4, 2014 (as amended on March 3, 2014), March 7, 2014, March 12, 2014, March 14, 2014, March 26, 2014, April 30, 2014 and June 25, 2014; and

  •
  the description of our common stock contained or incorporated in the Registration Statement on Form 8-A filed on September 25, 2012 (File No. 001-35665) (which, among other matters, registers the common stock under Section 12(b) of the Exchange Act), including any amendments or reports filed for the purpose of updating such description.

PROSPECTUS

W. P. CAREY INC.

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Unit
Warrants

We may from time to time, in one or more offerings, offer, issue and sell (i) shares of our common stock, $0.001 par value per share ("Common Stock"), (ii) one or more series of our preferred stock, $0.001 par value per share ("Preferred Stock," and together with the Common Stock, the "Capital Stock"), (iii) debt securities ("Debt Securities"), (iv) depositary shares, which may represent a fractional interest in a share of a particular class or series of our Preferred Stock (the "Depositary Shares"), (v) stock purchase contracts and stock purchase units (collectively, the "Purchase Agreements"), and (vi) warrants ("Warrants") (collectively, the "Securities"). One or more of the Securities, including but not limited to the Preferred Stock, Debt Securities, Depositary Shares and Warrants, may be convertible into or exercisable or exchangeable for shares of Common Stock, Preferred Stock or our other Securities.

This prospectus describes some of the general terms that may apply to the Securities. When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities that we are selling, which terms will include, among other things, (i) in the case of Common Stock, any public offering price, (ii) in the case of Preferred Stock, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price, (iii) in the case of Debt Securities, the particular terms of the Debt Securities, which will include, among other things, the specific title of the Debt Securities, the aggregate amount of the offering and the offering price, and the denominations in which the Debt Securities may be offered, (iv) in the case of Depositary Shares, the fractional Preferred Stock represented by each Depositary Share and the applicable terms of the Preferred Stock, (v) in the case of Purchase Agreements, the particular combination of Securities constituting any Purchase Agreement, and (vi) in the case of Warrants, the exercise price and other specific terms of the Warrants, including a description of the underlying Security.

The applicable prospectus supplement also will contain information, where applicable, about the material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, not contained in this prospectus. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust (a "REIT") for federal income tax purposes. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.

Our Common Stock is listed on the New York Stock Exchange (the "NYSE"), under the symbol "WPC." On March 6, 2014, the last reported sale price of the Common Stock on the NYSE was $63.84 per share.

The Securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See "Plan of Distribution" beginning on page 51. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

Investing in our Securities involves risks. See "Risk Factors" beginning on page 4 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement or free writing prospectus. This prospectus may not be used to offer or sell any Securities unless it is accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2014

ABOUT THIS PROSPECTUS	1
FORWARD LOOKING STATEMENTS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
THE COMPANY	4
RISK FACTORS	4
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF DEPOSITARY SHARES	28
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	29
DESCRIPTION OF WARRANTS	30
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	31
PLAN OF DISTRIBUTION	51
EXPERTS	52
SELLING SECURITYHOLDERS	53
LEGAL MATTERS	53

i

              We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

 ABOUT THIS PROSPECTUS

              This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using an automatic shelf registration statement, we may, at any time and from time to time, sell the Securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the Securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information; Incorporation by Reference" beginning on page 2.

              This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference" beginning on page 2.

              Unless the context otherwise requires or as otherwise specified, references in this prospectus to "W. P. Carey," the "Company," "we," "us," or "our" refers to W. P. Carey Inc. and its consolidated subsidiaries and predecessors, unless otherwise specified.

FORWARD LOOKING STATEMENTS

              This prospectus and the documents incorporated or deemed incorporated by reference as described under "Where You Can Find More Information; Incorporation by Reference" contain certain information that is based on current expectations, estimates, forecasts and projections about us, our future performance, our business or others on our behalf, our beliefs and our management's assumption and are to be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements relate to such things as discussions regarding tenant credit, general economic outlook, discussions regarding our overall corporate strategy, statements regarding estimated or future results of operations, statements that we make regarding our ability to qualify or to remain qualified as a REIT, the amount and timing of any future distributions including those that we are required to make as a REIT, our existing or future leverage and debt service obligations, our future prospects of growth, our future capital expenditure levels, our future financing transactions, and our plans to fund our future liquidity needs, and are generally identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.

              The cautionary statements under the caption "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014, and subsequent reports filed by us with the SEC, all of which are incorporated herein by reference, and other similar statements contained in this prospectus, any prospectus supplement or any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

              In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein and therein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We are subject to the information reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our filings with the SEC are available to the public at the SEC's website at http://www.sec.gov. You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. We have filed this prospectus with the SEC as part of a registration statement on Form S-3. This prospectus does not contain all of the information set forth in the registration statement.

              We "incorporate by reference" certain information from filings with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

              We incorporate by reference the documents listed below and any future filings made by W. P. Carey with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of Securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

W. P. Carey SEC Filings (File No. 001-13779)	Period and/or Date Filed
Annual Report of W. P. Carey on Form 10-K	Fiscal Year ended December 31, 2013, filed with the SEC on March 3, 2014
Current Reports on Form 8-K	October 19, 2012 (Exhibit 99.6) and March 7, 2014
Definitive Proxy Statement on Schedule 14A	Filed on April 30, 2013
Definitive Additional Materials on Schedule 14A	Filed on May 2, 2013
Definitive Additional Materials on Schedule 14A	Filed on June 13, 2013
Definitive Additional Materials on Schedule 14A	Filed on June 27, 2013

Corporate Property Associates 15 Incorporated SEC Filings (File No. 000-50249)	Period and/or Date Filed
Quarterly Report on Form 10-Q	Quarter ended June 30, 2012 (Part I — Item 1) (filed on August 10, 2012)

              You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

W. P. Carey Inc.
Attention: Investor Relations
50 Rockefeller Plaza
New York, New York 10020
Tel: 212-492-1100

              Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement.

 THE COMPANY

              W. P. Carey is a leading global owner and manager of commercial properties net leased to companies on a long-term basis. In addition, we act as an advisor to a series of income-oriented non-traded real estate investment trusts, or REITs, through our investment management business. We own and manage a diversified global investment portfolio of 1,021 properties located in 21 countries. Our owned and managed diversified global investment portfolio had a combined enterprise value of more than $15.0 billion at December 31, 2013. Our properties are generally industrial, warehouse/distribution, office or retail facilities which we believe are essential to our corporate tenants' operations and are triple-net leased to single tenants. Our leases typically require our tenants to pay substantially all of the costs associated with operating and maintaining the property. Our corporate tenants operate in a wide variety of business sectors.

              Originally founded in 1973, since 1979, we have sponsored a series of seventeen income-generating investment programs that invest primarily in commercial properties net leased to single tenants, under the Corporate Property Associates, or CPA® brand name. We are currently the advisor to Corporate Property Associates 17 — Global Incorporated and Corporate Property Associates 18 — Global Incorporated, and together, the "CPA® REITs", as well as Carey Watermark Investors Incorporated, which invests in lodging and lodging-related properties.

              In September 2012, we reorganized as a REIT in connection with our merger with Corporate Property Associates 15 Incorporated. In January 2014, we merged with Corporate Property Associates 16 — Global Incorporated.

              Our shares of Common Stock are listed on the NYSE under the symbol "WPC." Headquartered in New York, we have offices in Dallas, London, Amsterdam, Hong Kong and Shanghai. At December 31, 2013, we employed 251 individuals. Our principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020. Our telephone number is (212) 492-1100. On our website, www.wpcarey.com, investors can find press releases, financial filings and other information about us.

RISK FACTORS

              Investing in our Securities involves risks. In evaluating an investment in our Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such Securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. Please also refer to the section above entitled "Forward Looking Statements."

USE OF PROCEEDS

              Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the Securities for working capital and other general business purposes. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade Securities.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown.

Year Ended December 31,
2013	2012	2011	2010	2009
1.88	2.47	7.64	6.49	7.27

 DESCRIPTION OF CAPITAL STOCK

              The following contains a summary of certain material provisions of the W. P. Carey Articles of Amendment and Restatement ("Charter") and W. P. Carey Bylaws ("Bylaws") relating to the shares of our Common Stock that are incorporated by reference into this Prospectus and which can be found at Exhibit 3.1 and Exhibit 3.2, respectively. The following description of the shares of Common Stock does not purport to be complete and is qualified in its entirety by reference to the Charter and Bylaws.

General

              Our Charter provides that we have authority to issue 500,000,000 shares of Capital Stock, $0.001 par value per share, consisting of 450,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock, $0.001 par value per share. A majority of our entire board of directors, without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of our capital stock or the number of shares of our capital stock of any class or series that we have authority to issue.

Common Stock

              Subject to the rights of any other class or series of stock and to the provisions of our Charter restricting the transfer and ownership of shares of our stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including one vote for each director to be elected in the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

              In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our Charter requires the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter to approve such matters, except that any amendment to the sections of the Charter concerning the removal of directors, restrictions on transfer and ownership of shares and the voting requirements for the amendment of such provisions must be approved by the board of directors and by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

              Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (a) the charter of the successor is not amended other than in certain minor respects and (b) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, including where a substantial number of operating assets are held by the subsidiary, as in our situation, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

              Holders of shares of Common Stock are entitled to receive distributions paid ratably on the Common Stock if and when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision has been made for all of our known debts and liabilities. These rights are subject to the preferential rights in respect of distributions or upon liquidation, dissolution or winding up of any other class or series of our stock that we may subsequently classify or reclassify and to the provisions of our Charter regarding restrictions on transfer and ownership of our stock.

              Holders of our shares of stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights or preemptive rights to subscribe for any of our securities, except as may be provided under the terms of any class or series of stock that we may subsequently classify or reclassify. Subject to the restrictions on transfer and ownership of stock contained in our Charter and the rights of any other class or series of stock that we may subsequently classify or reclassify, each share of Common Stock has equal distribution, liquidation and other rights.

              We may sell shares of Common Stock. In a prospectus supplement, we will describe the aggregate number of shares of Common Stock offered and the offering price or prices of the shares.

Preferred Stock; Power to Reclassify Shares of Our Stock

              Our Charter authorizes our board of directors to classify any unissued shares of Common Stock or Preferred Stock and to reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock into one or more classes or series of stock. Prior to issuance of shares of any class or series of stock, our board of directors is required by Maryland law and our Charter to fix, subject to our Charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. Therefore, our board of directors could authorize the issuance of shares of Common Stock or Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interests.

              We may sell shares of Preferred Stock in one or more class or series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the shares of Preferred Stock on a securities exchange and any other specific terms of the class or series of Preferred Stock.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock

              Our board of directors has the power (a) to amend our Charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue, (b) to issue additional shares of Common Stock or Preferred Stock and (c) to classify unissued shares of our Common Stock or Preferred Stock or to reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock, into other classes or series of stock and thereafter to issue the classified or reclassified shares of stock. We believe this ability provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of stock, as well as our Common Stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange on which our securities may be listed or the terms of any classes or series of stock that we may subsequently classify or reclassify. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of Common Stock or Preferred Stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for you or otherwise be in your best interests.

Restrictions on Ownership and Transfer

              Our Charter provides that our board of directors may decide whether it is in the best interests of our company to qualify and maintain status as a REIT under the Internal Revenue Code, as amended (the "Code"). In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year. Neither the requirement to be held by 100 or more persons or the provision disallowing ownership by five or fewer individuals apply to the first taxable year of a REIT.

              To help us to qualify as a REIT, among other purposes, our Charter, subject to certain exceptions, contains restrictions on the number of shares of our stock that a person may own. Our Charter provides that generally no person may own beneficially, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 7.9% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our stock excluding any outstanding shares of our stock not treated as outstanding for federal income tax purposes or (ii) more than 7.9% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our Common Stock excluding any outstanding shares of our Carey Common Stock not treated as outstanding for federal income tax purposes.

              Our Charter also prohibits any person from (a) beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code, (b) transferring shares of our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons, (c) beneficially or constructively owning shares of our stock that would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us), (d) beneficially or constructively owning shares of our stock that would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code, or (e) beneficially or constructively owning shares of stock that will otherwise cause us to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, and any person who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required for us to qualify as a REIT.

              Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and the restrictions described in clauses (c) and (d) above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the

IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

              Our board of directors may increase or decrease the Common Stock ownership limit and/or the aggregate stock ownership limit so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding stock. Any decrease in the Common Stock ownership limit and/or the aggregate stock ownership limit shall not apply to any person whose percentage ownership of stock is in excess of the decreased ownership limits until such time as such person's percentage ownership of stock equals or falls below the decreased ownership limits. Absent an exemption from the ownership limits, any further acquisition of shares of our stock by such person will be in violation of the ownership limits unless and until such person's percentage ownership of stock falls below the ownership limit (in which case such person may acquire shares up to such ownership limits).

              Pursuant to our Charter, if any transfer of our shares of stock occurs that, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above ownership limitations or restrictions on transfer, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the ownership limitations or restrictions on transfer (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be null and void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

  •
  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

  •
  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.

              However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

              Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our Charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

  •
  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

  •
  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

              The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

  •
  such shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

              In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

  •
  the market price on the date we, or our designee, accept such offer.

              We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any distributions held by the trustee will be paid to the charitable beneficiary.

              All certificates, if any, representing shares of our stock will bear a legend referring to the restrictions described above.

              Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our stockholders, whether or not an owner of 5% or more of our stock, must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our Charter.

              The ownership and transfer limitations in our Charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our Common Stock or might otherwise be in the best interests of our stockholders.

Business Combinations

              Maryland law prohibits "business combinations" between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

  •
  any person or entity who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

  •
  an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding stock.

              A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

              After the five-year prohibition and in addition to any vote otherwise required by Maryland law and our Charter, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least:

  •
  80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

              These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

              The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

              Pursuant to the statute, our board of directors, by resolution, has exempted any business combinations between us and any person who is an existing, or becomes in the future an, "interested stockholder." Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any such person. As a result, such persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. Additionally, this resolution may be altered, revoked or repealed in whole or in part at any time and we may opt back into the business combination provisions of the Maryland General Corporation Law (the "MGCL"). If this resolution is revoked or repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

              Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights, except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by employees who are also our directors are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

              Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders' meeting.

              If voting rights are not approved at the stockholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our Charter or Bylaws.

              Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the control share acquisition statute will not apply to us unless our board of directors later amends our Bylaws to modify or eliminate this provision, which it may do without stockholder approval, and which it may make effective prospectively or retrospectively.

Maryland Unsolicited Takeovers Act

              Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

              In our Charter, we have elected that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we (a) require the affirmative vote of the stockholders entitled to cast at least two-thirds of all votes entitled to be cast generally in the election of directors for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and (c) provide that unless called by our Chairman of our board of directors, our President, our Chief Executive Officer or our board of directors, a special meeting of stockholders may only be called by our Secretary upon the written request of (and satisfaction of certain procedural and information requirements by) the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at the meeting.

Transfer Agent and Registrar

              The transfer agent and registrar for our Common Stock is Computershare Investor Services.

Authorized but Unissued Capital Stock

              The listing requirements of the NYSE, which applies so long as our shares of Common Stock are listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of our Common Stock.

 DESCRIPTION OF DEBT SECURITIES

              The Debt Securities will be issued in one or more series under an indenture, to be entered into between the Company and U.S. Bank National Association, as trustee. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of Debt Securities issued under the Indenture. The terms of the Debt Securities of any series will be those specified in or pursuant to the Indenture and in the applicable Debt Securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

              The following description of Debt Securities describes general terms and provisions of the series of Debt Securities to which any prospectus supplement may relate. When the Debt Securities of a particular series are offered for sale, the specific terms of such Debt Securities will be described in the applicable prospectus supplement. If any terms of such Debt Securities described in a prospectus supplement are inconsistent with any of the terms of the Debt Securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

              The following description of selected provisions of the Indenture and the Debt Securities is not complete, and the description of selected terms of the Debt Securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable Debt Securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable Debt Securities, see "Where You Can Find More Information; Incorporation by Reference" in this prospectus. The following description of Debt Securities and the description of the Debt Securities of a particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable Debt Securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus, and to those made part of the Indenture by the Trust Indenture Act. Capitalized terms used but not defined in the following description shall have the meanings assigned to those terms in the Indenture or, if applicable, the Debt Securities.

              The Debt Securities will be obligations solely of the Company and will not be obligations of, or directly or indirectly guaranteed by, any of its subsidiaries or any other entity. Accordingly, the Debt Securities are structurally subordinated to the liabilities of, and any preferred equity in, its subsidiaries and, as a result, the Company's right to participate as a common equity holder of a subsidiary in any distribution of assets of such subsidiary upon such subsidiary's liquidation or otherwise, and thus the ability of the holders of the Debt Securities to benefit from such distribution, is junior to creditors and any preferred equity holders of such subsidiary, except to the extent that any claims the Company may have as a creditor or preferred equity holder of such subsidiary are recognized. The Company may also guarantee obligations of its subsidiaries. Any liability the Company may have for its subsidiaries' obligations could reduce its assets that are available to satisfy its direct creditors, including holders of the Debt Securities. In addition, the Debt Securities will rank junior to the Company's secured debt to the extent of the value of the collateral security securing the same.

General

              The Debt Securities will constitute the unsecured and unsubordinated obligations of the Company and will rank on a parity in right of payment among themselves and with all of the Company's other existing and future unsecured and unsubordinated indebtedness. The Company may issue an unlimited principal amount of Debt Securities under the Indenture. The Indenture provides that Debt Securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by the Company. Please read the applicable prospectus supplement relating to the Debt Securities of the particular series being offered thereby for selected terms of such Debt Securities, including, without limitation, where applicable:

  •
  the title of such series of the Debt Securities;

  •
  the aggregate principal amount of the Debt Securities of such series and any limit thereon;

  •
  the date or dates on which the Company will pay the principal of, and premium, if any, on, the Debt Securities of such series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which the Debt Securities of such series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the Debt Securities of such series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the Debt Securities of such series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which interest on the Debt Securities of such series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which the Company is required to, or may, at its option, redeem Debt Securities of such series;

  •
  the terms and conditions, if any, upon which the Company will be required to repurchase Debt Securities of such series at the option of holders of Debt Securities of such series;

  •
  the terms of any sinking fund or analogous provision applicable to the Debt Securities of such series;

  •
  the portion of the principal amount of the Debt Securities of such series payable upon acceleration of the maturity thereof if other than the full principal amount;

  •
  the authorized denominations in which the Debt Securities of such series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (1) amounts due on the Debt Securities of such series will be payable, (2) the Debt Securities of such series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon the Company or the Trustee in respect of the Debt Securities of such series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the Debt Securities of such series must be made;

  •
  whether the amount of payments due on the Debt Securities of such series may be determined with reference to an index, formula, or other method or methods (any of those Debt Securities being referred to as Indexed Securities) and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default (as defined below) with respect to the Debt Securities of such series;

  •
  the identity of the depositary for the global Debt Securities if other than The Depository Trust Company and the terms of the depositary arrangement if other than as specified below;

  •
  the circumstances under which the Company will pay Additional Amounts on the Debt Securities of such series in respect of any tax, assessment, or other governmental charge and whether the Company will have the option to redeem such Debt Securities rather than pay the Additional Amounts; and

  •
  any other terms of the Debt Securities of such series.

              As used in this prospectus, references to the principal of, and premium, if any, and interest, if any, on, the Debt Securities of a series include Additional Amounts, if any, payable on the Debt Securities of such series in that context.

              The Company may issue Debt Securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

              The terms of the Debt Securities of any series may be inconsistent with the terms of the Debt Securities of any other series. Unless otherwise specified in the applicable prospectus supplement, the Company may, without the consent of, or notice to, the holders of the Debt Securities of any series, reopen an existing series of Debt Securities and issue additional Debt Securities of that series.

              Other than to the extent provided in "Merger, Consolidation and Transfer of Assets" below or to the extent provided with respect to the Debt Securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit the Company's ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets or that would afford holders of the Debt Securities protection in the event of:

      1.
      a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries or affiliates or its management;

      2.
      a change of control involving the Company or its subsidiaries; or

      3.
      a reorganization, restructuring, merger, or similar transaction involving the Company, its subsidiaries or its affiliates.

              Accordingly, the Company's ability to service its indebtedness (including the Debt Securities) could be materially and adversely affected in the future.

Registration, Transfer, Payment and Paying Agent

              Unless otherwise specified in the applicable prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons.

              Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Company or an agent of the Company in The City of New York. However, the Company, at its option, may make payments of interest on any interest payment date for a Debt Security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

              Any interest not punctually paid or duly provided for on any interest payment date with respect to the Debt Securities of any series will forthwith cease to be payable to the holders of those Debt

Securities on the applicable regular record date and may be paid to the persons in whose names those Debt Securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee or the Company, notice whereof shall be given to the holders of those Debt Securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

              Subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those Debt Securities at the designated place or places. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repurchase of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

              Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

  •
  issue, register the transfer of, or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any Debt Security, or portion of any Debt Security, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

  •
  issue, register the transfer of or exchange a Debt Security that has been surrendered for repurchase at the option of the holder, except the portion, if any, of the Debt Security not to be repurchased.

Outstanding Debt Securities

              In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the maturity of such original issue discount security as of the date of the determination;

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance;

  •
  the principal amount of a Debt Security denominated in a currency other than U.S. Dollars shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of such Debt Security; and

  •
  a Debt Security owned by the Company or any other obligor of such Debt Security or any affiliate of the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

              The Debt Securities of any series may be redeemable at the Company's option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the Debt Securities of any series may be subject to repurchase by the Company at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or optional repurchase of the Debt Securities of the particular series.

Merger, Consolidation and Transfer of Assets

              The Indenture provides that the Company may not, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person, in each case, unless:

  •
  in such transaction or transactions, either (1) the Company shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed (i) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, and (ii) shall, by a supplemental indenture, expressly assume the due and punctual performance of all of the Company's payment and other obligations under the Indenture and all of the Debt Securities outstanding thereunder;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

  •
  the Trustee shall have received an officer's certificate and opinion of counsel from the Company to the effect that all conditions precedent to such transaction or transactions have been satisfied.

              Upon any consolidation or amalgamation by the Company with, or the Company's merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person, in each case in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which the Company is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, shall succeed to, and be substituted for, the Company and may exercise every right and power of the Company under the Indenture with the same effect as if such successor person had been named as the Company in the Indenture; and thereafter, the predecessor person shall be released from all of its obligations and covenants under the Indenture and the outstanding Debt Securities.

Events of Default

              Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the Debt Securities of any series is defined in the Indenture as being:

      1.
      default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Debt Security of that series;

      2.
      default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of, or premium, if any, on, any Debt

          Security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

      3.
      default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any Debt Security of that series;

      4.
      default in the performance or observance, or breach, of any covenant or other agreement of the Company in the Indenture or any Debt Security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the Indenture solely for the benefit of a series of Debt Securities other than that series, which shall not have been remedied for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding;

      5.
      default by the Company to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any indebtedness for money borrowed by the Company in excess of $25,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $25,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days thereafter;

      6.
      specified events of bankruptcy, insolvency, or reorganization with respect to the Company or its significant subsidiaries (as defined in Regulation S-X under the Securities Act); or

      7.
      any other Event of Default established for the Debt Securities of that series.

              No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Trustee is required to give notice to holders of the Debt Securities of the applicable series within 90 days after a responsible officer of the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such Debt Securities.

              If an Event of Default specified in clause (6) above occurs, then the principal amount of all the outstanding Debt Securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding Debt Securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding may declare the principal amount of, or if Debt Securities of that series are original issue discount securities such lesser amount as may be specified in the terms of, the Debt Securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

              The Indenture provides that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series. Notwithstanding any other provision of the Indenture, each holder of a Debt Security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, and any Additional Amounts on, that Debt Security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

              Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of Debt Securities, such direction would not be unduly prejudicial to the rights of any other holder of Debt Securities of that series (or the Debt Securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

              Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee an officer's certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

              The Indenture permits the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the Debt Securities of the applicable series or the rights of the holders of the Debt Securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding Debt Security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Debt Security, or

  •
  reduce the principal of, or premium, if any, on, any Debt Security or reduce the rate (or modify the calculation of such rate) of interest, if any, on, or the redemption or repurchase price of, or any Additional Amounts with respect to, any Debt Security or change the Company's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount security that would be due and payable upon acceleration of the maturity thereof, or

  •
  change the date(s) on which, or period(s) in which, any Debt Security is subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of any Debt Security in a manner that is adverse to the interests of the holder of such Debt Security, or

  •
  change any place where, or the currency in which, any Debt Security is payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any Debt Security on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase, on or after the date for repurchase, or

  •
  reduce the percentage of the outstanding Debt Securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

  •
  modify the provisions relating to the requirements for the modification or amendment of the Indenture with the consent of each holder, of the waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture, except to increase the percentage of holders of Debt Securities of any series outstanding under the Indenture required to effect that action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable Debt Securities.

              The Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Debt Securities, to modify or amend the Indenture, among other things:

  •
  to add to the Events of Default for all or any series of Debt Securities;

  •
  to add to the covenants for the benefit of the holders of all or any series of Debt Securities;

  •
  to provide for security of Debt Securities of all or any series or to add guarantees in favor of Debt Securities of all or any series;

  •
  to establish the form or terms of Debt Securities of any series, and the form of the guarantee, if any, of Debt Securities of any series;

  •
  to cure any mistake or ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any Debt Securities;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding Debt Securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

  •
  to conform the terms of the Indenture or the Debt Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those Debt Securities; or

  •
  to modify, alter, amend or supplement the Debt Securities in any other respect that shall not adversely affect the interests of any of the holders of any Debt Securities.

              The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any continuing default under the Indenture with respect to the Debt Securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the Debt Securities of that series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of the affected series.

              The Indenture contains provisions for convening meetings of the holders of Debt Securities. A meeting may be called at any time by the Trustee, the Company or the holders of at least 10% in aggregate principal amount of the outstanding Debt Securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent or waiver that must be given by the holder of each outstanding Debt Security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver that may be given by the holders of a supermajority in aggregate principal amount of the outstanding Debt Securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding Debt Securities of that series will constitute a quorum.

Book-Entry Procedures

    Global Notes

              Debt Securities of a series may be represented by one or more Debt Securities of such series in global form (a "global note"). Global notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee. Each global note will be credited to the account of a direct or indirect participant in DTC as described below.

              Except as set forth below, a global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may not be exchanged for Debt Securities in certificated form except as described below under "Exchanges of Global Note for Certificated Debt Securities."

    Exchanges of Global Note for Certificated Debt Securities

              A beneficial ownership interest in a global note may not be exchanged for Debt Securities of the same series in certificated form unless:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global note or has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 60 days;

  •
  the Company, at its option, notifies the Trustee in writing that it has elected to issue the Debt Securities in certificated form; or

  •
  an Event of Default with respect to the Debt Securities represented by the global note has occurred and is continuing.

    Book-Entry Procedures

              DTC has indicated that it intends to use the following procedures for global notes. DTC may change these procedures from time to time. The Company is not responsible for these procedures. You should contact DTC or its participants directly to discuss these matters.

              DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC's participants ("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This system eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

              Purchases of Debt Securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial ownership interest of each actual purchaser ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in a global note are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in a global note, except in the event that use of the book-entry system for their Debt Securities is discontinued.

              To facilitate subsequent transfers, all global notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of global notes; DTC's records reflect only the identity of the direct participants to whose accounts a global note is credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

              AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE DEBT SECURITIES REPRESENTED BY THE GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE DEBT SECURITIES.

              The laws of some states require that persons take physical delivery in definitive form of securities that they own. The ability to transfer beneficial ownership interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its direct participants, which in turn act on behalf of indirect participants and banks, the ability of a person having a beneficial ownership interest in a global note to pledge such interest to persons that do not participate in the DTC system, or take other actions in respect of such interest, may be affected by the lack of a physical certificate.

              Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to a global note unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts a global note is credited on the record date (identified in a listing attached to the omnibus proxy).

              Payments of the principal of, and premium, if any, and interest, if any, on, global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the principal of, and premium, if any, and interest, if any, on the global notes to DTC will be the responsibility of the Company, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

              The Company will send any redemption or repurchase notices to DTC. If less than all of the Debt Securities of a particular series are being redeemed or repurchased, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed or repurchased.

              DTC may discontinue providing its services as depositary with respect to global notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor depositary is not obtained, Debt Securities in certificated form are required to be printed and delivered.

              The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, Debt Securities in certificated form will be printed and delivered to DTC.

              The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but it takes no responsibility for the accuracy or completeness thereof.

              Neither the Company, the Trustee nor their respective agents are responsible for the performance by DTC or its direct participants or indirect participants of their obligations under the rules and procedures governing their operations.

Discharge, Legal Defeasance and Covenant Defeasance

    Satisfaction and Discharge

              Upon the Company's direction, the Indenture shall cease to be of further effect with respect to the Debt Securities of any series specified by the Company, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Company's obligation to repurchase such Debt Securities at the option of the holders thereof, if applicable, and the Company's obligation to pay Additional Amounts in respect of such Debt Securities to the extent described below, when:

  •
  either

    (A)
    all outstanding Debt Securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

    (B)
    all Debt Securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the Debt Securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the Debt Securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the Debt Securities of that series have become due and payable, or to the stated maturity or redemption date of the Debt Securities of that series, as the case may be;

  •
  the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officer's certificate and an opinion of counsel from the Company to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the Debt Securities of such series have been satisfied.

              If the Debt Securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those Debt Securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

    Legal Defeasance and Covenant Defeasance

              Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the Debt Securities of the particular series either:

  •
  to defease and discharge itself from any and all obligations with respect to those Debt Securities ("legal defeasance"), except for, among other things:

    (A)
    the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those Debt Securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

    (B)
    the obligations to register the transfer or exchange of those Debt Securities,

    (C)
    the obligation to replace temporary or mutilated, destroyed, lost, or stolen Debt Securities,

      (D)
      the obligation to maintain an office or agent of the Company in The City of New York in respect of those Debt Securities,

      (E)
      the obligation to hold moneys for payment in respect of those Debt Securities in trust, and

      (F)
      the obligation, if applicable, to repurchase those Debt Securities at the option of the holders thereof, or

  •
  to be released from its obligations with respect to those Debt Securities under any covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of funds in the currency in which those Debt Securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) in an amount that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) those Debt Securities provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to those Debt Securities, and any mandatory sinking fund or analogous payments on those Debt Securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

              The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company or any significant subsidiary is a party or is bound;

  •
  in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel confirming that:

    (A)
    the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

    (B)
    since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding Debt Securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those Debt Securities on that date;

  •
  no Event of Default or default that with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  the Company shall have delivered to the Trustee an officer's certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

              In the event the Company effects covenant defeasance with respect to Debt Securities of any series and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the Debt Securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the Debt Securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.

              The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Concerning the Trustee

              The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of Debt Securities. If there are different Trustees for different series of Debt Securities, each Trustee will be a trustee separate and apart from any other Trustee under the Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of Debt Securities for which it is the trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities. All payments of principal of, and premium, if any, and interest, if any, on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Debt Securities) of, the Debt Securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

              U.S. Bank National Association is the trustee under the Indenture. The Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debt Securities unless offered indemnity or security reasonably acceptable to it by the holder against the costs, expense and liabilities which might be incurred thereby.

              Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The

Trustee may engage in other transactions with the Company. If it acquires any conflicting interest relating to any of its duties with respect to the Debt Securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

              The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

              All notices to holders of Debt Securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee or by electronic means in the case of global securities.

 DESCRIPTION OF DEPOSITARY SHARES

              We may issue Depositary Shares, each of which will represent a fractional interest in a share of a particular class or series of our Preferred Stock, as specified in the applicable prospectus supplement. Shares of a class or series of Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the Depositary Shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of Preferred Stock represented by the Depositary Shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of Preferred Stock represented by those Depositary Shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

              Some of the particular terms of the Depositary Shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

              Copies of the applicable form of deposit agreement and depositary receipt will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related Depositary Shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

              In a prospectus supplement, we will describe the particular combination of Securities constituting any Depositary Shares and any other specific terms.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

              The following summarizes the general terms of stock purchase contracts and stock purchase units that we may issue. The particular terms of any stock purchase contracts or stock purchase units that we offer will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

              We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. We may fix the consideration per share of our Common Stock or Preferred Stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and Debt Securities, preferred securities, Warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the Common Stock or Preferred Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

              In a prospectus supplement, we will describe the particular combination of Securities constituting any Purchase Agreement and any other specific terms.

 DESCRIPTION OF WARRANTS

              We may issue separately, or together with shares of our Preferred Stock or Common Stock offered by any prospectus supplement, Warrants for the purchase of additional shares of Preferred Stock or Common Stock. The Warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the Warrants, all as set forth in the prospectus supplement relating to the particular series of Warrants.

              The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant agreement and Warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the Warrants in respect of which this prospectus is being delivered including, where applicable, the following:

  •
  the title of the Warrants;

  •
  the aggregate number of the Warrants;

  •
  the price or prices at which the Warrants will be issued;

  •
  the designation, terms and number of shares of our Common Stock or Preferred Stock that may be purchased upon exercise of the Warrants;

  •
  the designation and terms of the securities, if any, with which the Warrants are issued and the number of the Warrants issued with each such offered security;

  •
  the date, if any, on and after which the Warrants and related shares of our Common Stock or Preferred Stock with which the Warrants are issued will be separately transferable;

  •
  the price (or manner of calculation of the price) at which each share of our Common Stock or Preferred Stock may be purchased upon exercise of the Warrant;

  •
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the Warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material federal income tax considerations; and

  •
  any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

              The exercise of any Warrants will be subject to, and limited by, the transfer and ownership restrictions in our Charter. See "Description of Stock — Restriction on Ownership and Transfer."

              We may sell Warrants to purchase our Common Stock or Preferred Stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the Warrants, including whether our or your obligations, if any, under any Warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

              The following is a summary of the material federal income tax considerations of holding shares of our Common Stock. The law firm of DLA Piper LLP (US) has acted as counsel and reviewed this summary. For purposes of this section titled "Material Federal Income Tax Considerations," references to "we," "our" and "us" mean only W. P. Carey Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of Treasury, rulings and other administrative pronouncements issued by the United States Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that we will operate our Company and our subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  partnerships and trusts;

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  persons subject to the alternative minimum tax;

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  persons who hold our stock on behalf of other persons as nominees;

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  persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "constructive ownership transaction," "synthetic security" or other integrated investment;

  •
  "S" corporations;

              and, except to the extent discussed below:

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  tax-exempt organizations; and

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  foreign investors.

              This summary assumes that investors will hold their shares of our Common Stock as a capital asset, which generally means as property held for investment.

              The holding of shares of our Common Stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, and local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Common Stock.

Taxation of W. P. Carey Inc.

              We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

              The law firm of DLA Piper LLP (US) is acting as our tax counsel and has provided an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code from February 15, 2012, our date of incorporation, through our taxable year ended December 31, 2013 and that our present and proposed organization, ownership and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we believe that we have been organized and operated and intend to continue to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion of DLA Piper LLP (US) is expressed as of the date issued. DLA Piper LLP (US) has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

              Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

              As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under the section titled " — Requirements for REIT Qualification — General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See the section below titled " — Failure to Qualify."

              Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate and distribute currently is taxed only at the stockholder level upon distribution to our stockholders.

              As of January 1, 2013, most domestic stockholders that are individuals, trusts or estates are taxed on qualified corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See the section titled " — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

              Any net operating losses and other tax attributes of ours generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See the section titled " — Taxation of Stockholders."

              If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains;

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses;

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See " — Prohibited Transactions" and " — Foreclosure Property" below;

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

  •
  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income;

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  If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we would be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

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  If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts of income from the taxable year we retained and upon which we paid income tax at the corporate level;

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in " — Requirements for REIT Qualification — General";

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  A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary ("TRS") (as described below) that do not reflect arm's-length terms;

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  If we acquire appreciated assets from a corporation that is not a REIT and is taxable under subchapter C of the Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a specified period (as of 2014, this period is ten years) following their acquisition from the subchapter C corporation; and

  •
  The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are taxable as subchapter C corporations.

              In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification — General

              The Code defines a REIT as a corporation, trust or association:

              (1)   that is managed by one or more trustees or directors;

              (2)   the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

              (3)   that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

              (4)   that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

              (5)   the beneficial ownership of which is held by 100 or more persons;

              (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

              (7)   which meets other tests described below, including with respect to the nature of its income and assets.

              The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT. In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. Our Charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

              To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of Common Stock. To do so, we must demand written statements each year from the record holders of significant percentages of our Common Stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

              In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our taxable year-end, and thereby satisfy this requirement.

              The Code provides relief from violations of the REIT gross income requirements, as described below under " — Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Subsidiary Entities

Ownership of Partnership Interests

              If we are a partner in an entity that is treated as a partnership for federal income tax purposes, U.S. Department of Treasury Regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries

              If we own a corporate subsidiary that is a qualified REIT subsidiary (a "QRS"), that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation, other than a TRS (as described below), that is directly or indirectly (through other disregarded entities) wholly owned by a REIT. Other entities that are wholly owned by us, including single member, domestic limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

              In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Foreign Assets and Subsidiaries

              With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for federal income tax purposes, including the 75% and 95% gross income tests summarized herein, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency, and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute "real estate foreign exchange gains" under Section 856(n)(2) of the Code, and will thus be excluded from the 75% and 95% gross income tests summarized above.

              In addition, we own interests in entities that are both TRSs and "controlled foreign corporations" for federal income tax purposes, and we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor's own officers or staff of employees. We believe our controlled foreign corporations generally do not satisfy this active rental exception however, and as a result we may recognize material amounts of Subpart F Income. Based on advice of counsel, we believe that that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we do not believe our Subpart F income qualifies under the 75% gross income test.

REIT Subsidiaries

              Some of our subsidiaries may also be taxable as REITs. Provided such entities qualify as REITs under the Code, our equity in such entities will be a qualifying REIT asset under the quarterly REIT asset tests described below, and any dividends and/or gain on disposition of such equity will be qualifying REIT gross income under both the 75% and 95% gross income tests discussed below.

Taxable REIT Subsidiaries

              We will jointly elect with certain of our U.S. and non-U.S. subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

              We are not generally treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income, gain, or return of capital, as applicable. This treatment can affect our income and asset test calculations, as described below. Because we do not generally include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we will use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Income Tests

              In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," distributions received from other REITs, and gains from the sale of real estate assets (including REIT shares), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., generally income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

              We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. For purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: "real estate foreign exchange gain" and "passive foreign exchange gain." Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations, or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. In all cases, we intend that any foreign currency transactions will be structured in a manner that will not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

              Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

              To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

              Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent generally must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue and that meets certain other requirements or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the income from such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

              We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

              If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under " — Taxation of REITs in General," even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

              At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

              Second, the value of any one issuer's "securities" (defined to exclude "real estate assets") that we own (other than a TRS or QRS) may not exceed 5% of the value of our total assets.

              Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 10% asset tests do not apply to securities of TRSs and QRSs and the 10% asset test by value does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test by value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code, as well as our equity interest in the partnership, if any.

              Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

              Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a "security" for purposes of the 10% asset test by value, as explained below).

              Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

              In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

              Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate,

1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under " — Income Tests." In applying the 10% asset test by value, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

              We believe that our holdings of securities and other assets comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor of Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See " — Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor, qualify as "straight debt" securities or qualify for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

              Some of our assets will consist of goodwill. We do not expect the value of any such goodwill to be significant, and, in any event, to negatively impact our compliance with the REIT asset tests.

              No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

              If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

              In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

              (1)   the sum of

                (i)    90% of our "REIT taxable income," computed without regard to our net capital gains and the dividends paid deduction, and

                (ii)   90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

              (2)   the sum of specified items of non-cash income.

              We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for dividends to provide a tax deduction for us, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

              To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain distributions that we designated and that they include in their taxable income, and (2) the tax that we paid on their behalf with respect to that income.

              To the extent that we have available net operating losses carried forward from prior REIT tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See " — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

              If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed, and (ii) the amounts of income for the taxable year we retained and on which we have paid corporate income tax.

              It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (1) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

  •
  "residual interests" in a real estate mortgage investment conduit or taxable mortgage pools;

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  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

              In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

              We may be able to rectify a failure to pay sufficient dividends for any year by paying "deficiency dividends" to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

Failure to Qualify

              If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in "Income Tests" and "Asset Tests."

              If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct dividends to stockholders in any year in which we do not qualify to be taxed as a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at qualified dividend rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

              Our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner, such as a financing arrangement or loan for federal income tax purposes. Even if our sale-leasebacks are treated as secured loans, for purposes of the REIT asset tests and the 75% gross income test, each "loan" would likely be considered to be collateralized by real property to the extent of the fair market value of the underlying property. As a result, we believe that we would continue to meet the REIT assets tests and gross income tests. However, it is possible that if one or more of our leases were recharacterized as a financing, the recharacterization of one or more of these transactions could cause us to fail to satisfy the REIT asset tests or gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned as a result of such recharacterization, and such failure could result in our failing to qualify as a REIT. In addition, if one or more of our leases were recharacterized as a loan, tax attributes associated with the ownership of real property — principally depreciation — would not be available to us, and the timing of our income inclusion would be affected. These changes in amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization could cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Prohibited Transactions

              Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

              Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

              We and our subsidiaries may enter into hedging transactions with respect to interest rate and foreign currency exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Department of Treasury Regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of Treasury Regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

              In this section, the phrase "domestic stockholder" means a holder of shares of our Common Stock that for federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate, the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

              If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds shares of our shares Inc. Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock.

    Distributions

              So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% federal rate) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  qualified dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

              Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See " — Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

              Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholders generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholders of record on a specified date in any such month will be treated as both paid by us and received by the stockholders on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

              To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See " — Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

    Dispositions of our stock

              In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

              If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that may not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

              Passive activity losses and investment interest limitations — Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. If we make dividends to non-corporate domestic stockholders, the dividends will be treated as investment income for purposes of computing the investment interest limitation. However, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the domestic stockholder elects to treat such amounts as ordinary income for federal income tax purposes.

              On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain domestic stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our Common Stock.

Taxation of Non-U.S. Holders

              The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to certain non-U.S. holders. A "non-U.S. holder" is any person other than a domestic stockholder or an entity treated as a partnership for federal income tax purposes.

              The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

    Ordinary dividends

              The portion of distributions received by non-U.S. holders that (1) is payable out of our earnings and profits, (2) is not attributable to our capital gains and (3) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. We generally plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

  •
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

  •
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

              Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income (i.e., certain income from taxable mortgage pools or REMIC residual interests) allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

              Subject to the discussion below, in general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

    Non-dividend distributions

              Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the stockholder's proportionate share of our earnings and profits, plus (2) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

    Capital gain distributions

              Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or "USRPI capital gains," will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under " — Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

              A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. The shares of our Common Stock are listed on the NYSE under the symbol "WPC."

    Dispositions of our stock

              Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock could be treated as a USRPI if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor we expect to meet this 50% test.

              Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.

              In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable U.S. Department of Treasury Regulations, on an established securities market, a non-U.S. holder's sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period.

              If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

    Wash sales

              In general, special wash sale rules apply if a stockholder owning more than 5% of our Common Stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our common stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our common stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. holders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. holders.

    Estate tax

              If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to federal estate tax.

New legislation relating to foreign accounts

              The Hiring Incentives to Restore Employment Act (the "HIRE Act"), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the "Foreign Account Tax Compliance Act" or "FATCA."

              On January 17, 2013, the U.S. Department of Treasury issued final regulations relating to FATCA. As a general matter, and among other things, FATCA will impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. The requirements under FATCA may be modified by an intergovernmental agreement between the United States and another country. Under delayed effective dates provided for in the regulations and published IRS guidance, the withholding tax described above will apply (i) to dividends on our shares beginning on July 1, 2014, and (ii) to payments of gross proceeds from a sale or other disposition of our shares beginning on January 1, 2017. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

              Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt employee pension trust do not automatically constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (e.g., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

              Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

              In certain circumstances, a pension trust that owns more than 10% of our stock by value could be required to treat a percentage of its distributions as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a "pension-held REIT."

              Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

              We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholders who fails to certify its non-foreign status.

              We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

              Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's federal income tax liability provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

              The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of Treasury. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

    State, Local and Foreign Taxes

              We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We own real property assets located in numerous jurisdictions, and will be required to file tax returns in some of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

 PLAN OF DISTRIBUTION

              Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities offered pursuant to this prospectus to or through one or more underwriters or dealers or we may sell the Securities to investors directly on our own behalf in those jurisdictions where we are authorized to do so or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

              Underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the Securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

              Shares of our Common Stock may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

              Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions.

              Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities, if any are purchased.

              Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

              If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.

The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

              In connection with the offering of the Securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase Securities for the purpose of stabilizing their market price. The underwriters in an offering of Securities may also create a "short position" for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing Securities in the open market following completion of the offering of such Securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering), for the account of the other underwriters, the selling concession with respect to Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

              Shares of our Common Stock are listed on the NYSE under the symbol "WPC." Any Debt Securities, series of Preferred Stock or Warrants we offer will be new issues of Securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Securities sold by us.

              Selling securityholders may use this prospectus in connection with resales of the Securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the Securities. Selling securityholders may be deemed to be underwriters in connection with the Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of W. P. Carey Inc. for the year ended December 31, 2013; the audited historical financial statements of Corporate Property Associates 16—Global Incorporated included in Exhibit 99.1 of W. P. Carey Inc.'s Current Report on Form 8-K dated March 7, 2014; and the audited historical financial statements of Corporate Property Associates 15 Incorporated included in Exhibit 99.6 of W. P. Carey Inc.'s Current Report on Form 8-K dated October 19, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 SELLING SECURITYHOLDERS

              Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC. We will not receive any of the proceeds from the sale of Securities to which this prospectus relates that are offered by any selling securityholders.

LEGAL MATTERS

              The legality of the Securities offered hereby by W. P. Carey is being passed upon for W. P. Carey by DLA Piper LLP (US). In addition, the description of federal income tax consequences contained in the section entitled "Material Federal Income Tax Considerations" is based on the opinion of DLA Piper LLP (US), which opinion is subject to various assumptions and is based on current tax law of the United States. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

4,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Citigroup

Wells Fargo Securities

September      , 2014